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                                                                   EXHIBIT 10.12


                     FIRST AMENDMENT TO EMPLOYMENT AGREEMENT


         This FIRST AMENDMENT TO EMPLOYMENT AGREEMENT ("Amendment") made this 30th day of September, 2003 by and between TLC Vision Corporation (the "Company") and Robert W. May ("Employee").

         Whereas the Company and Employee entered into an EMPLOYMENT AGREEMENT (the "Agreement") dated May 15, 2002, and

         Whereas, the Company and Employee desire to amend the Agreement as set forth below,

         Now, therefore, in consideration of the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Employee hereby agree as follows:

         1. Section 8 (f) entitled: Termination by Employee within Eighteen Months of Effective Date is deleted in its entirety and a new Section 8(f) is hereby inserted in its place as follows:


                  Termination by Employee for Any Reason. Notwithstanding anything to the contrary contained in this Agreement, Employee, upon prior written notice to the Company, may for any reason terminate his employment with the Company at any time prior to November 15, 2004. In the event of such termination, the Company shall pay to Employee, within (30) days of such termination, an amount equal to three (3) times Employee's Base Salary specified in Section 5(a) (as in effect as of the date of termination) plus an additional amount equal to the greater of (i) three (3) times Employee's Bonus for the previous year or (ii) the average of Employee's Bonus for each of the three years immediately preceding the date of such termination.


         With the exception of the foregoing, the Agreement shall remain in effect in accordance with its terms.


         In witness whereof, the parties have executed this Amendment the day and year first above written.

"COMPANY"                                          "EMPLOYEE"

TLC VISION CORPORATION


By: /s/ Elias Vamvakas                      /s/ Robert W. May
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Name: Elias Vamvakas                         Robert W. May
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Title: Chief Executive Officer
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